UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2009

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter S. O’Neill will retire from the Boards of Directors (Boards) of IDACORP, Inc. (IDACORP) and Idaho Power Company (IPC) immediately prior to the 2009 Annual Meeting of Shareholders on May 21, 2009 in accordance with the mandatory retirement policy of IDACORP and IPC, as set forth in the Bylaws and Corporate Governance Guidelines of IDACORP and IPC.  Mr. O’Neill has served on the Board of IPC since 1995 and on the Board of IDACORP since 1998 and most recently has served on the Compensation Committee and as Chairman of the Corporate Governance Committee.

On March 18, 2009, the Boards of IDACORP and IPC appointed C. Stephen Allred to the Boards of IDACORP and IPC, effective immediately, to serve until the 2009 Annual Meeting of Shareholders.  Mr. Allred will serve on the Corporate Governance Committee.

Mr. Allred has been the managing member of Allred Consulting LLC, a provider of consulting services for management, environmental and waste management and real estate issues for the government and the private sector since July 2004.  From September 2006 to January 2009, Mr. Allred was Assistant Secretary of the Interior for Land and Minerals Management at the U.S. Department of the Interior and was Director of Idaho Department of Environmental Quality from July 2000 to June 2004.

In connection with his appointment to the Boards, Mr. Allred will receive on April 1, 2009 a prorated stock payment of $37,500 in value of IDACORP common stock in accordance with the terms of the IDACORP, Inc. Non-Employee Director Stock Compensation Plan (Plan).  A copy of the Plan has been previously filed with the Securities and Exchange Commission (SEC) (File No. 1-14456, 1-3198, Form 10-K for the year ended December 31, 2008, filed on February 26, 2009, as Exhibit 10.21).

Mr. Allred will have an indemnification agreement with IDACORP, which will provide, among other things, that IDACORP will indemnify and hold Mr. Allred harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of IDACORP or its subsidiaries.  The form of indemnification agreement has been previously filed with the SEC (File No. 1-14465, 1-3198, Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006, as Exhibit 10(h)(xx)).

ITEM 8.01     Other Events.

Fixed Cost Adjustment Mechanism

On March 12, 2007, the Idaho Public Utilities Commission (IPUC) approved the implementation of a fixed cost adjustment mechanism (FCA) pilot program for IPC’s residential and small general service customers.  The FCA is a rate mechanism designed to remove IPC’s disincentive to invest in energy efficiency programs by separating (or decoupling) the recovery of fixed costs from the variable kilowatt-hour charge and linking it instead to a set amount per customer.  In the FCA, for each customer class, the number of customers is multiplied by a fixed cost per customer.  The cost per customer is based on IPC’s revenue requirement as established in a general rate case.  This authorized fixed cost recovery amount is compared to the amount of fixed costs actually recovered by IPC.  The amount of over- or under-recovery is then returned to or collected from customers in a subsequent rate adjustment.  The pilot program began on January 1, 2007 and runs through 2009, with the first rate adjustment effective June 1, 2008 and subsequent rate adjustments effective June 1 of each year during its term.

On March 13, 2009, IPC filed an application requesting a $5.2 million rate increase under the FCA pilot program for the net under-recovery of fixed costs during 2008, effective June 1, 2009 to May 31, 2010.

Idaho Energy Efficiency Rider

On March 13, 2009, IPC filed an application with the IPUC requesting an increase to its Energy Efficiency Rider, which is the chief funding mechanism for IPC’s investment in conservation, energy efficiency and demand response programs.  IPC proposed an increase from 2.50 percent to 4.75 percent of base revenues, or an increase of approximately $15.6 million annually, effective June 1, 2009.

Advanced Metering Infrastructure

The Advanced Metering Infrastructure (AMI) project provides the means to automatically retrieve energy consumption information, eliminating manual meter reading expense.

On March 13, 2009, IPC filed an application with the IPUC requesting authority to increase its rates due to the inclusion of AMI investment in rate base.  The filing requests inclusion of the investments already made for the installation of AMI throughout IPC’s service territory, and for those investments that will be made during a June 1, 2009 through May 31, 2010 test year.  In its calculations, IPC also reflected the reduction in investment and the accelerated amortization costs related to the removal of current metering equipment as well as changes in operating expenses that accompany the changes in plant investment.  IPC seeks an effective date for the rate increase of June 1, 2009.

IPC has calculated the first year’s revenue requirement of $11.2 million in the Idaho jurisdiction for the AMI investment.  IPC has requested that this requirement be recovered through a uniform percentage rate increase of 1.61 percent for IPC’s residential, small commercial, irrigation, and metered lighting customer classes effective June 1, 2009, for service provided on and after that date.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are “forward-looking statements” within the meaning of federal securities laws. Although IDACORP and IPC believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Factors that could cause actual results to differ materially from the forward-looking statements include:  the effect of  regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Federal Energy Regulatory Commission affecting our ability to recover costs and/or earn a reasonable rate of return including, but not limited to, the disallowance of costs that have been deferred; changes in and compliance with state and federal laws, policies and regulations  including new interpretations by oversight bodies, which include the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, of existing policies and regulations that affect the cost of compliance, investigations and audits, penalties and costs of remediation that may or may not be recoverable through rates; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdiction; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations, and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; increases in uncollectible customer receivables; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market, interest rates, credit spreads and other financial market conditions, as well as changes in government regulations, which affect the amount and timing of required contributions to pension plans and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2008, and other reports on file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2009

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer